As filed with the Securities and Exchange Commission on September 15, 2016

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIMBACH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-5399422
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 – 35th Street, Pittsburgh, Pennsylvania 15201
(412) 359-2100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles A. Bacon III
Chief Executive Officer
Limbach Holdings, Inc.
31 – 35th Street Pittsburgh, Pennsylvania 15201
Tel: (412) 359-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Joel L. Rubinstein, Esq.
Elliott M. Smith, Esq.
Winston & Strawn LLP
200 Park Avenue
New York, New York 10166-4193
Tel: (212) 294-6700
Fax: (212) 294-4700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common stock, par value $0.0001 per share	2,300,000 shares	$11.50	$26,450,000	$2,663.52

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s securities that become issuable by reason of any stock split, stock dividends, recapitalization, or other similar transactions.
(2)	Calculated pursuant to Rule 457(g) under the Securities Act..

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 15, 2016

PROSPECTUS

Limbach Holdings, Inc.

2,300,000 Shares of Common Stock

This prospectus relates to the issuance by us of up to 2,300,000 shares of common stock, par value $0.0001 per share, issuable upon the exercise of 4,600,000 warrants that were issued as part of units in our initial public offering pursuant to a prospectus dated July 15, 2014 (the “Public Warrants”). Each Public Warrant is exercisable for one-half of one share of our common stock at an exercise price of $5.75 per half share ($11.50 per whole share) and Public Warrants may only be exercised for whole shares.

We will receive the proceeds from the exercise of the Public Warrants, but not from the sale of the underlying shares of common stock by holders of the Public Warrants.

Our common stock and Public Warrants are quoted on the OTCQB and trade under the symbols “LMBH” and “LMBHW”, respectively. On September 14, 2016, the closing sale prices of our common stock and Public Warrants on the OTCQB were $11.80 per share and $1.25 per warrant, respectively.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, and, as such, are allowed to provide more limited disclosures than an issuer that would not so qualify.

See the section entitled “Risk Factors” beginning on page 3 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2016.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus (or the date of the document incorporated by reference).

Unless the context requires otherwise, references in this prospectus to “Limbach,” “Limbach Holdings, Inc.”, the “Company”, “we”, “us”, “our” and similar terms refer to Limbach Holdings, Inc. References to “1347 Capital” refer to 1347 Capital Corp. prior to the consummation of the business combination with Limbach Holdings LLC (the “Business Combination”). References to “Limbach Holdings” are to Limbach Holdings LLC prior to the Business Combination.

i

ABOUT LIMBACH HOLDINGS, INC.

We are an industry-leading commercial specialty contractor serving 24 major metropolitan areas in the United States through nine full service branches and four satellite branches. We provide design, construction and maintenance services principally for heating, ventilation, air-conditioning (“HVAC”), plumbing, and HVAC building control systems. Our primary customers include (i) general contractors and construction managers who serve as the prime contractors in designing and constructing commercial buildings for public, institutional (not-for-profit) and private owners and (ii) building owners themselves, for “owner-direct” work in which we contract directly with the owners. We operate our business in two segments, (i) Construction, in which we generally manage large construction or renovation projects that involve primarily HVAC, plumbing, sheet metal fabrication and installation, specialty piping and electrical services, and (ii) Services, in which we provide facility maintenance or general construction services primarily related to HVAC, plumbing or electrical services.

We were originally formed on April 15, 2014 as a special purpose acquisition company under the name 1347 Capital Corp. for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination involving one or more businesses. On July 20, 2016, we completed the Business Combination in which we acquired Limbach Holdings LLC. Following the Business Combination, we changed our name to Limbach Holdings, Inc.

Our principal executive office is located at 31 – 35th Street, Pittsburgh, Pennsylvania 15201 and our telephone number is (412) 359-2100.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and the documents incorporated by reference herein. These forward-looking statements relate to outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;
•	the future financial performance of the Company following the Business Combination;
•	changes in the markets in which the Company competes;
•	expansion plans and opportunities; and
•	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available to the Company as of the date of this report, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the risk that the Business Combination disrupts current plans and operations of the Company;
•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the business to grow and manage growth profitably;
•	costs related to the Business Combination;
•	the outcome of any legal proceedings that have been or may be instituted against the Company;
•	changes in applicable laws or regulations;
•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and
•	other risks and uncertainties set forth in our definitive proxy statement/prospectus/information statement filed with the United States Securities and Exchange Commission (“SEC”) on June 16, 2016 in the section entitled “Risk Factors” beginning on page 26, which is incorporated herein by reference.

USE OF PROCEEDS

We will receive up to an aggregate of approximately $26,450,000 from the exercise of the Public Warrants, assuming the exercise in full of all the Public Warrants for cash. We expect to use the net proceeds from the exercise of the Public Warrants for general corporate purposes.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements”, you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement and in our most recent SEC filings that are incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

PLAN OF DISTRIBUTION

We are offering the shares of common stock underlying the Public Warrants upon the exercise of the Public Warrants by the holders thereof. The Public Warrants may be exercised upon the surrender of the certificate evidencing such warrant on or before the expiration date at the offices of the warrant agent, Continental Stock Transfer & Trust Company, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Public Warrants, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Public Warrants being exercised. Additionally, the Public Warrants will be required to be exercised on a cashless basis in the event of a redemption of the Public Warrants pursuant to the warrant agreement governing the Public Warrants in which our board of directors has elected to require all holders of the Public Warrants who exercise their Public Warrants to do so on a cashless basis. In such event, such holder may exercise his, her or its Public Warrants on a cashless basis by paying the exercise price by surrendering his, her or its Public Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Public Warrants to be exercised, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

No fractional shares will be issued upon the exercise of the Public Warrants. If, upon the exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon the exercise, round down to the nearest whole number the number of shares of common stock to be issued to such holder.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) in its entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our Certificate of Incorporation authorizes the issuance of 101,000,000 shares, consisting of 100,000,000 shares of common stock, $0.0001 par value per share and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. As of September 14, 2016, there were 5,927,805 shares of common stock outstanding, held of record by 56 holders, no outstanding options and 4,665,676 shares of common stock issuable upon exercise of outstanding warrants. The number of record holders does not include DTC participants or beneficial owners holding shares through nominee names. In addition, there were 400,000 shares of Class A preferred stock outstanding, as described below.

Common Stock

Our Certificate of Incorporation provides that the common stock will have identical rights, powers, preferences and privileges.

Holders of our common stock are entitled to one vote for each share held on all matters to be voted on by our stockholders.

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.

Our board of directors is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock.

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock.

In connection with the Business Combination, we issued and sold to 1347 Investors LLC 400,000 shares of Class A Preferred Stock, or Preferred Stock. Each share of Preferred Stock may be converted (at the holder’s election) into 2.0 shares of our common stock (as may be adjusted for any stock splits, reverse stock splits or similar transactions), representing a conversion price of $12.50 per share of our common stock; provided, that such conversion is in compliance with stock exchange listing requirements.

The Preferred Stock ranks senior to all classes and series of our outstanding capital stock. Under the Merger Agreement, we have agreed to not issue any other shares of capital stock that rank senior or pari passu to the Preferred Stock while the Preferred Stock is outstanding, unless 30% of the proceeds from such issuance are used to redeem the Preferred Stock.

The holders of the Preferred Stock will, in priority to any other class or series of capital stock, be entitled to receive, as and when declared by our board of directors, fixed, cumulative, preferential dividends at a rate of: (i) 8% per annum in years one through three from issuance; (ii) 10% per annum in years four through five from issuance; and (iii) 12% per annum thereafter, payable in equal quarterly installments. Dividends on outstanding Preferred Stock will accrue from day to day from the date of issuance of the Preferred Stock. No dividends may be made in excess of the accrued and unpaid preferred yield in respect of the Preferred Stock.

Under the Merger Agreement, we agreed that, for so long as the Preferred Stock is outstanding, we will not repurchase, redeem or retire any shares of our capital stock other than the Preferred Stock. We have no restriction on repayments of our outstanding debt or repurchases of our stock from former employees, officers, directors, consultants or other persons who performed services for us or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof.

In the event of a liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to receive $25.00 per share of Preferred Stock, plus accrued but unpaid dividends thereon, whether declared or not, before any amount shall be paid or any assets distributed to holders of shares of the Company ranking junior as to the return of capital to the Preferred Stock. After payment to the holders of Preferred Stock of the amounts so payable to them, such holders shall not be entitled to share in any further payment in respect of the distribution of the assets of the Company.

We will redeem all outstanding shares of Preferred Stock on July 20, 2022 for the price of $25.00 per share of Preferred Stock (as may be adjusted for any stock splits, reverse stock splits or similar transactions), plus accrued but unpaid dividends thereon, whether or not declared, up to and including the date specified for redemption.

The holders of Preferred Shares will not be entitled to receive notice of, or to attend, any meeting of stockholders of the Company and will not be entitled to vote at any such meeting.

The number of shares of our common stock into which the shares of Preferred Stock will be convertible will be subject to corporate structural anti-dilution (and not price protection anti-dilution) adjustments, including adjustments in the event of certain stock dividends, subdivisions and consolidations, rights offerings, special distributions, capital reorganizations and reclassifications of shares of the Company’s common stock; provided, however, there will not be any adjustment in connection with (i) securities issuable upon conversion of any of the shares of Preferred Stock, or as a dividend or distribution on the Preferred Stock; (ii) securities issued upon the conversion of any debenture, warrant, option, or other convertible security outstanding as of the date of the closing; (iii) shares of our common stock (or options to purchase such shares of common stock) issued or issuable to employees, directors or consultants of the Company pursuant to any equity incentive plan approved by the board of directors; (v) shares of our common stock issued or issuable to banks, equipment lessors pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the board of directors; and (vi) shares of our common stock issued or issuable for consideration other than cash pursuant to a business combination, strategic partnership or joint venture transaction approved by the board of directors.

We also agreed to register the resale of the shares of our common stock underlying the Preferred Stock.

Although we do not currently intend to issue any other shares of preferred stock, we reserve the right to do so in the future.

Warrants

We have outstanding warrants exercisable for 4,665,676 shares of common stock, consisting of: (i) 4,600,000 Public Warrants; (ii) 198,000 warrants, each exercisable for one-half of one share of common stock at an exercise price of $5.75 per half share ($11.50 per whole share) (“Sponsor Warrants”); (iii) 600,000 warrants, each exercisable for one share of common stock at an exercise price of $15.00 per share (“$15 Exercise Price Warrants”); (iv) 666,670 warrants, each exercisable for one share of common stock at an exercise price of $12.50 per share (“Merger Warrants”); and (v) 1,000,006 warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share (“Additional Merger Warrants”).

The Public Warrants, Sponsor Warrants and $15 Exercise Price Warrants were issued under a warrant agreement dated July 15, 2014, between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to such warrants. The Merger Warrants and Additional Merger Warrants were issued to the sellers in the Business Combination pursuant to individual agreements the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. You should review the full text of the Merger Warrants and Additional Merger Warrants for a complete description of the terms and conditions thereof.

Public Warrants

Each Public Warrant entitles the holder thereof to purchase from the Company one-half of one share of common stock, at a price of $5.75 per half-share ($11.50 per whole share), subject to adjustment as discussed below, at any time commencing on August 19, 2016. Pursuant to the warrant agreement, a holder of Public Warrants may exercise its Public Warrants only for a whole number of shares of common stock. The Public Warrants will expire on August 19, 2021, at 5:00 p.m., New York time, or earlier upon their redemption or liquidation.

Once the Public Warrants become exercisable, we may call such warrants for redemption:

•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each holder of Public Warrants; and
•	if, and only if, the last reported sale price of the common stock equals or exceeds $24.00 per share for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption to the warrantholders. We will not redeem the warrants unless either (i) an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period or (ii) the Company elects to permit “cashless exercise” of the warrants.

If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Public Warrants, each holder of Public Warrants will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of our common stock may fall below the $24.00 redemption trigger price as well as the $11.50 per whole share warrant exercise price after the redemption notice is issued.

We will not redeem the Public Warrants unless an effective registration statement under the Securities Act of 1933 (the “Securities Act”) covering the shares of common stock issuable upon exercise of the Public Warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the Public Warrants become redeemable by us, we may exercise this redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If we call the Public Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Public Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our Public Warrants. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants.

We have agreed to file with the SEC as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, a registration statement for the registration under the Securities Act of the shares of common stock issuable upon exercise of the Public Warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement under the Securities Act, and a current prospectus relating thereto, until the expiration of such warrants in accordance with the provisions of the warrant agreement, except in the circumstances discussed below. In addition, we have agreed to use our best efforts to register the shares of common stock that are issuable upon exercise of the Public Warrants under state blue sky laws, to the extent an exemption is not available. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of these warrants has not been declared effective by the 60th business day following the closing of the Business Combination and during any period when we have failed to maintain an effective registration statement, holders of such warrants may, until such time as there is an effective registration statement, exercise such warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

We are not obligated to deliver any shares of common stock pursuant to the exercise of the Public Warrants and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the Public Warrants is effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described above with respect to registration. No Public Warrant is exercisable and we are not obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any Public Warrant.

A holder of the Public Warrants may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrants, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the shares of the Company’s common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (ii) the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the “fair market value.” For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) for this purpose “fair market value” means the volume weighted average price of common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market without the right to receive such rights.

If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their warrants immediately prior to such event. The warrant agreement provides for certain modifications to what holders of Public Warrants will have the right to purchase and receive upon the occurrence of certain events.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Public Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number the number of shares of common stock to be issued to the warrantholder.

Sponsor Warrants and $15 Exercise Price Warrants

The Sponsor Warrants and $15 Exercise Price Warrants have the same general terms as the Public Warrants except that (i) each Sponsor Warrant and $15 Exercise Price Warrant is exercisable to purchase one whole share of common stock; (ii) the exercise price of the $15 Exercise Price Warrants is $15.00 per share; (iii) so long as the Sponsor Warrants and $15 Exercise Price Warrants are held by the initial purchasers thereof or their permitted transferees, such warrants will not be redeemable by us and may be exercised on a cashless basis and (iv) the $15 Exercise Price Warrants expire on July 20, 2023, at 5:00 p.m., New York time, or earlier upon their redemption or liquidation.

If holders of the Sponsor Warrants and $15 Exercise Price Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Merger Warrants

In connection with the Business Combination, we issued to the holders of membership interests and holders of options to acquire membership interests of Limbach Holdings 666,670 warrants (the “Merger Warrants”). Each Merger Warrant entitles the registered holder to purchase one share of our common stock at a price of $12.50 per share, subject to adjustment as set forth in the form of Merger Warrant, at any time commencing 30 days after the completion of the Business Combination. The Merger Warrants will expire seven years after the date on which they first became exercisable, at 5:00 p.m., New York time, or earlier upon their redemption or liquidation.

The Merger Warrants are not redeemable by the Company.

The Merger Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the principal offices of the Company, with the subscription form attached to the form of Merger Warrant completed and executed as indicated, accompanied by full payment of the exercise price, in cash, good certified check or good bank draft payable to the order of the Company, for the number of Merger Warrants being exercised.

The Merger Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Merger Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Merger Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

The Merger Warrants may be exercised on a “cashless basis”, subject to adjustment as described in the form of Merger Warrant, at any time after the earlier of (i) the one year anniversary of the date of the closing of the Business Combination and (ii) the completion of the then-applicable period required by Rule 144, if there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the Merger Warrants.

Holders of the Merger Warrants may elect to be subject to a restriction on the exercise of their Merger Warrants such that an electing Merger Warrant holder would not be able to exercise its Merger Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of our common stock outstanding.

Additional Merger Warrants

In connection with the Business Combination, we issued to the former equity holders of Limbach Holdings 1,000,006 warrants (the “Additional Merger Warrants”). Each Additional Merger Warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as set forth in the form of Additional Merger Warrant, at any time commencing 30 days after the completion of the Business Combination. The Additional Merger Warrants have the same material terms as the Public Warrants and will expire five years after the date on which they first became exercisable, at 5:00 p.m., New York time, or earlier upon their redemption or liquidation.

The Additional Merger Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the principal offices of the Company, with the subscription form attached to the form of Additional Merger Warrant completed and executed as indicated, accompanied by full payment of the exercise price, in cash, good certified check or good bank draft payable to the order of the Company, for the number of Additional Merger Warrants being exercised.

Holders of Additional Merger Warrants do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Additional Merger Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Additional Merger Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Purchase Option

In connection with our initial public offering, we sold to the underwriters thereof an option to purchase up to a total of 300,000 units of the Company at $10.00 per unit. The units issuable upon exercise of this option are identical to those sold in our initial public offering. Accordingly, the purchase option represents the right to purchase 330,000 shares of common stock, as the rights included therein result in the issuance of

30,000 additional shares of common stock, and 300,000 warrants to purchase 150,000 shares of our common stock at $11.50 per share. In no event will we be required to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The purchase option contains registration rights entitling the holders of the securities issued pursuant to the exercise thereof to have their securities registered for resale.

Registration Rights

In connection with the Business Combination, we entered into an Amended and Restated Registration Rights Agreement described in the proxy statement/prospectus/information statement in the section entitled “Agreements Related to the Business Combination — Amended and Restated Registration Rights Agreement” beginning on page 96, which description is incorporated by reference herein.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding; or
•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the closing of the Business Combination, the Company ceased to be a shell company.

Transfer Agent and Warrant Agent

The transfer agent for the shares of the Company’s common stock and warrants is Continental Stock Transfer & Trust Company.

Quotation of Securities

Our common stock is quoted on the OTCQB under the symbol “LMBH.” Our warrants trade on the OTC market under the symbol “LMBHW”.

LEGAL MATTERS

Winston & Strawn LLP will pass upon the validity of the common stock offered by this prospectus.

EXPERTS

The financial statements of 1347 Capital Corp. as of December 31, 2015 and 2014 and for the year ended December 31, 2015 and the period from inception on April 15, 2014 to December 31, 2014 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. Our report on the financial statements as of December 31, 2015 contains an explanatory paragraph regarding 1347 Capital Corp.’s ability to continue as a going concern.

The financial statements of Limbach Holdings LLC and subsidiaries as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 incorporated by reference in this prospectus have been so included in reliance on the report of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and exhibits filed on such form that are related to such items):

•	Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 21, 2016 (File No. 001-36541);
•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 9, 2016 (File No. 001-36541) and for the quarter ended June 30, 2016, filed with the SEC on August 15, 2016 (File No. 001-36541);
•	Current Reports on Form 8-K and 8-K/A, as applicable, filed with the SEC on January 12, 2016, March 29, 2016, May 31, 2016, June 24, 2016, June 29, 2016, July 13, 2016, July 18, 2016, July 25, 2016, July 26, 2016 (including portions of our definitive proxy statement/prospectus/information statement filed pursuant to Rule 424(b) with the SEC on June 16, 2016, as amended and supplemented (File No. 333-210772), that are incorporated by reference therein), August 15, 2016 (including portions of our definitive proxy statement/prospectus/information statement filed pursuant to Rule 424(b) with the SEC on June 16, 2016, as amended and supplemented (File No. 333-210772), that are incorporated by reference therein) and August 24, 2016 (File No. 001-36541);
•	The description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-36541) filed pursuant to Section 12 of the Exchange Act on July 14, 2014, and any amendment or report updating that description; and
•	All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of the initial filing of this registration statement and prior to the effectiveness of this registration statement, and subsequent to the date of the prospectus and prior to the termination of the offering to which this prospectus relates.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus; provided, however, that notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC and none of the exhibits filed on such form that are related to such items will be incorporated by reference into, or otherwise included in, this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Limbach Holdings, Inc.
31 – 35th Street
Pittsburgh, Pennsylvania 15201
Tel: (412) 359-2100
Attention: Scott Wright

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

SEC filing fee	$2,663.51
FINRA filing fee	—
Accounting fees and expenses	$20,000
Legal fees and expenses	$20,000
Miscellaneous	—
Total(1)	$42,663.51

(1)	Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.

Item 15. Indemnification of Directors and Officers.

Delaware

Our Certificate of Incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”).

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our Certificate of Incorporation provides that the Company, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification thereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized thereby.

Our bylaws provide for the indemnification of our directors, officers or other persons in accordance with our Certificate of Incorporation.

Item 16. Exhibits.

The Exhibit Index following the signature page hereto is incorporated by reference herein.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any “free writing prospectus” relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other “free writing prospectus” relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on September 15, 2016.

Limbach Holdings, Inc.

By	/s/ Charles A. Bacon III Charles A. Bacon III President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned officer of Limbach Holdings, Inc. hereby constitutes and appoints each of Charles A. Bacon III, John Jordan and Scott Wright as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 413 or 462 under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on September 15, 2016:

Signature	Capacity
/s/ Charles A. Bacon III Charles A. Bacon III	President and Chief Executive Officer (principal executive officer)
/s/ John T. Jordan. Jr. John T. Jordan. Jr.	Chief Financial Officer (principal financial and accounting officer)
/s/ Gordon G. Pratt Gordon G. Pratt	Director
/s/ Larry G. Swets, Jr Larry G. Swets, Jr	Director
/s/ Samuel Matthew Katz Samuel Matthew Katz	Director
/s/ David S. Gellman David S. Gellman	Director
/s/ Norbert W. Young Norbert W. Young	Director

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated March 23, 2016, by and among Limbach Holdings LLC, 1347 Capital Corp., FdG HVAC LLC, as amended by and FdG HVAC LLC (“Merger Agreement”) (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 1-36541), filed with the SEC on March 29, 2016).
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated July 11, 2016, by and among 1347 Capital Corp., Limbach Holdings LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 1-36541), filed with the SEC on July 13, 2016).
2.3	Amendment No. 2 to Agreement and Plan of Merger, dated July 11, 2016, by and among 1347 Capital Corp., Limbach Holdings LLC and FdG HVAC LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 1-36541), filed with the SEC on July 18, 2016).
3.1	Second Amended and Restated Certificate of Incorporation LLC (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 1-36541), filed with the SEC on July 27, 2016).
3.2	Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (file No. 333-195695), filed with the SEC on June 30, 2014).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-195695), filed with the SEC on June 27, 2014).
4.2	Warrant Agreement, dated as of July 15, 2014, by and between Continental Stock Transfer & Trust Company and 1347 Capital Corp. (incorporated by reference to Exhibit 4.1 to 1347 Capital Corp’s Current Report on Form 8-K (File No. 1-36541), filed with the SEC on July 21, 2014).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-195695), filed with the SEC on June 27, 2014).
4.4	Form of Merger Warrant issued pursuant to the Merger Agreement.
4.5	Form of Additional Merger Warrant issued pursuant to the Merger Agreement.
5.1	Opinion of Winston & Strawn LLP.
23.1	Consent of BDO USA LLP.
23.2	Consent of Crowe Horwath LLP.
23.4	Consent of Winston & Strawn LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page hereto).